Exhibit 99-1

DENBURY RESOURCES INC.

PRESS RELEASE

DENBURY RESOURCES AGREES TO ACQUIRE

$250 MILLION OF ADDITIONAL PRODUCING AND TERTIARY OIL PROPERTIES

News Release

Released at 7:30 AM CDT

DALLAS – November 22, 2005 - Denbury Resources Inc. (NYSE symbol: DNR) (“Denbury” or the “Company”) today announced that it has entered into an agreement to acquire oil properties located in Mississippi and Alabama for $250 million. The acquisition is expected to close in late January 2006 and is subject to satisfactory completion of the Company’s examination of the environmental condition of the properties and its title examination.

Transaction Highlights

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The acquisition includes purchase of controlling interests in three fields: Tinsley Field approximately 40 miles northwest of Jackson, Mississippi; Citronelle Field in Southwest Alabama; and the smaller South Cypress Creek Field near the Company’s Eucutta Field in Eastern Mississippi.

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All three fields are potential carbon dioxide (“CO2”) tertiary flood candidates. The Company initially has estimated that these fields have aggregate reserve potential from CO2 tertiary floods of approximately 60 to 75 million barrels of oil equivalent (“MMBOE”) net to the interest to be acquired. This reserve potential increases to approximately 70 to 85 MMBOE by including the Company’s existing interest in Tinsley Field.

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The Company has recently acquired interests at Tinsley Field from other third parties and is continuing to seek additional interests in this field. The Company has initially estimated that this field has aggregate reserve potential from CO2 tertiary floods of approximately 30 to 40 MMBOE net to the interest to be acquired. This reserve potential increases to approximately 40 to 50 MMBOE by including the Company’s existing interest in the field.

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The acquisition includes an eight inch pipeline (currently being used for natural gas storage) from the Company’s Jackson Dome area to Tinsley Field. The Company plans to initially use this pipeline to transport CO2 to this field. The Company anticipates commencing an initial tertiary development project at Tinsley Field in 2006 at a preliminarily estimated cost of $19 million, with more extensive development planned for 2007.

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In order to transport CO2 to Citronelle Field in Alabama, a 60 to 70 mile extension will need to be added to the Company’s Free State CO2 pipeline which is currently being constructed between Jackson Dome and the Company’s Eastern Mississippi Eucutta Field. The Company is still reviewing the Citronelle Field and has not yet determined a definitive timetable for tertiary development of Citronelle. Denbury has initially estimated that this field has aggregate reserve potential from CO2 tertiary floods of approximately 20 to 30 MMBOE, net to the interest to be acquired.

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South Cypress Creek is a small field in Eastern Mississippi and will likely be developed after initial development of the Tinsley and Citronelle fields as an additional project for the Company’s Eastern Mississippi Phase II CO2 project.

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Based on initial Company estimates, these properties have estimated conventional (non-CO2) proved reserves of 14.3 MMBOE, almost all of which are proved developed producing oil reserves, approximately two-thirds of which are attributable to the Citronelle Field.

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These three fields are currently producing approximately 2,200 BOE/d, increasing the Company’s preliminary 2006 production forecast to 37,000 BOE/d, a 24% increase over 2005's estimated average production.

•	Denbury will operate all three fields and own the majority of the working interest.

The Company is still reviewing its financing options, which are likely to include use of the Company’s bank credit line, and possibly could include additional subordinated debt or equity. Even if the acquisition is financed with debt, the Company believes that its debt-to-cash-flow and debt-to-total-capitalization ratios will remain strong, even in a somewhat lower commodity price environment, principally because of the Company’s low leverage prior to the acquisition. If the Company desires to do so, it believes it can fund the acquisition with bank debt by increasing its virtually unused $200 million existing line of credit.

Gareth Roberts, CEO of Denbury, commented on the transaction, saying: “This acquisition, coupled with the recently announced additional CO2 well we have drilled in Jackson Dome, provides us with 70 to 85 MMBOE of additional oil reserve potential from our continually expanding tertiary operations. Tinsley Field, with over 660 MMBbls of original oil in place, was the first oil field in Mississippi, discovered in 1939, and is one of the state’s largest fields. At this point, we anticipate making Tinsley Field a new phase (Phase III) of our CO2 program. Tinsley will require an estimated 705 Bcf of additional CO2 from Jackson Dome for the flood, but it appears that our latest well there has found more than enough CO2 reserves for this purpose. Detailed engineering work is underway on the Tinsley Field and a full development plan should be completed after the first of the year. Our tertiary operations are providing Denbury a unique opportunity for growth for years into the future.”

Risk Management for Acquisition

In order to protect for the next few years the proved developed producing cash flow of the properties to be acquired in this acquisition, Denbury has swapped on an initial no-cost basis a total of 2,000 BOE/d in 2007 and 2,000 BOE/d in 2008, at swap prices of $58.93 per Bbl in 2007 and $57.34 per Bbl in 2008, and plans to swap the estimated 2006 production as well.

Conference Call

The public is invited to listen to the Company’s conference call regarding this acquisition set for Monday, November 28, 2005 at 10:00 A.M. CDT. The call will be broadcast live over the Internet at our web site: www.denbury.com. If you are unable to participate during the live broadcast, the call will be archived on our web site for approximately 30 days and will also be available for playback for one week by dialing 888-203-1112 or 719-457-0820, passcode 5034214.

Denbury Resources Inc. (www. denbury.com) is a growing independent oil and gas company. The Company is the largest oil and natural gas operator in Mississippi, owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River, and holds key operating acreage in the onshore Louisiana and Texas Barnett Shale areas. The Company increases the value of acquired properties in its core areas through a combination of exploitation drilling and proven engineering extraction practices.

This press release, other than historical financial information, contains forward looking statements that involve risks and uncertainties including expected reserve quantities and values relating to the Company's proved reserves, the Company's potential reserves from its tertiary operations, particular fields or potential CO2 reserves, estimated capital expenditures for 2006, pricing assumptions based on current and projected oil and natural gas prices, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, financial and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as potential reserves, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.

For further information contact:

DENBURY RESOURCES INC.

Gareth Roberts, President and CEO, 972-673-2000

Phil Rykhoek, Chief Financial Officer, 972-673-2000

www.denbury.com